UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The J. M. Smucker Company (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on August 15, 2012, in Wooster, Ohio, pursuant to the Notice of the 2012 Annual Meeting of Shareholders and the Proxy Statement sent on or about July 3, 2012 to all shareholders of record at the close of business on June 18, 2012. At the Meeting, 98,311,320 shares were represented in person or by proxy, which constituted a quorum. The final results for each of the matters submitted to a vote of the shareholders at the Meeting are set forth below.

1.	The shareholders re-elected the following five Directors to each serve a three-year term expiring at the 2015 Annual Meeting of Shareholders. The votes on this proposal were as follows:

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Paul J. Dolan	83,788,789	2,357,694	171,655	11,993,182
Nancy Lopez Knight	83,445,903	2,728,548	143,687	11,993,182
Gary A. Oatey	83,648,223	2,520,870	149,045	11,993,182
Alex Shumate	83,728,707	2,434,231	155,200	11,993,182
Timothy P. Smucker	78,904,351	7,308,645	105,142	11,993,182

2.	The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
95,667,546	2,468,786	174,988	0

3.	The shareholders approved, on an advisory basis, the Company’s executive compensation, as disclosed in the Company’s Proxy Statement. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
84,284,917	1,514,802	518,419	11,993,182

4.	The shareholders approved the advisory shareholder proposal urging the Directors to act to repeal the classified Board of Directors (the “Board”). The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
66,063,234	19,765,426	489,478	11,993,182

The shareholder approval of this non-binding proposal does not by itself declassify the Board. The Board will consider the results of the shareholder vote as it continues to evaluate the Company’s governance practices.

5.	The shareholder proposal requesting that the Company publish an expanded green coffee sustainability plan within six months of the Meeting was withdrawn by the proponents of such proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

	By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Vice President, General Counsel and Corporate Secretary

Date: August 16, 2012